Exhibit 99.1

FOR IMMEDIATE RELEASE
Republic Bank Advances New Leadership’s Strategy
by Enhancing Operational Efficiency and Initiating a
Real Estate Evaluation

PHILADELPHIA, June 1, 2023 (GLOBE NEWSWIRE) – Republic First Bancorp, Inc. (NASDAQ: FRBK) (the “Company”), the parent company of Republic First Bank d/b/a Republic Bank (the "Bank" or “Republic”), today announced that it is taking additional steps to enhance operational efficiency within its Retail Banking Division. These steps are expected to support Republic’s efforts to adapt to evolving customer preferences, better leverage technology, and realize cost and operating efficiencies in its core markets.

Initial measures include:

•	Reducing operating hours at branch locations as a result of customers’ growing use of Republic’s online, mobile banking and Treasury Management resources.

•	Merging the Bank’s 1818 Market Street location into its 1601 Market Street location, and subsequently reducing costs.

•	Eliminating redundant or unnecessary positions across the Division.

The aforementioned steps were informed by a thorough evaluation of transaction volumes, market concentration, customer needs and competitive dynamics in the banking sector.

In addition, Republic has engaged CBRE, a global real estate services and investment firm, to evaluate the Bank’s real estate and assist with the development of a comprehensive plan for the portfolio.

Thomas X. Geisel, President and CEO of Republic Bank, stated:

"All strategies have to evolve. As such, we need to evolve in how we serve our customers. That includes where we’re located, the products and services we provide, as well as the channels we deliver through. By refocusing our Retail Banking Division and winding down non-core business lines, we continue to lay the foundation for a more efficient, profitable organization. Our new leadership team looks forward to continuing to provide updates on its progress and future initiatives.”

About Republic Bank

Republic Bank is the operating name for Republic First Bank. Republic First Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its 33 offices located in Atlantic, Burlington, Camden, and Gloucester Counties in New Jersey; Bucks, Delaware, Montgomery and Philadelphia Counties in Pennsylvania, and New York County in New York. For more information about Republic Bank, please visit myrepublicbank.com.

Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to regain compliance with the Nasdaq listing requirements and future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2021 and other documents the Company files from time to time with the Securities and Exchange Commission.

Contacts:

Longacre Square Partners
Greg Marose / David Reingold
gmarose@longacresquare.com / dreingold@longacresquare.com